O'Neal Webster O'Neal                                P.O. Box 961 Simmonds Bldg.
Myers Fletcher & Gordon                            30 DeCastro Street- Road Town
                                                Tortola - British Virgin Islands
Barristers & Solicitors                                    Phone: (284) 494-5808
Paul A. Webster                                              Fax: (284) 494-5811
Colin T.S. O'NeaI                                        E-mail: mail@owomfg.com
Barbara M. O'Neal                                       Internet: www.owomfg.com
Lance L. St. S. Hylton
----------------------
                                                               ASSOCIATED FIRMS:
Paul B. Dennis                        Myers Fletcher & Gordon, Kingston, Jamaica
Dawn Smith                              Myers Fletcher & Gordon, London, England
Elizabeth M. Chin Aleong
Anna-Lise Bailey
Sherice Arman
Nicole McDavid


                                                    Our  Ref:  LSH/  ECA/CG/4747
September  1,2000                                   Your  Ref:

The Board of Directors
Asia Properties, Inc.
86/14 Sukhumvit Soi 31
Wattana
Bangkok 10110


Dear  Sirs:

RE:  ASIA  PROPERTIES  INVESTMENTS,  INC  ("THE  COMPANY")
     AGREEMENT AND PLAN OF MERGER WITH ASIA PROPERTIES, INC

We are a firm OF lawyers qualified to practise and practising in the British Virgin Islands ("BVI") and have been asked to give this opinion in connection with:

(1) An Agreement and Plan of Merger between Asia Properties, mc, a Nevada corporation and the Company dated February 4, 2000; and

(2) An Amendment to the Agreement and Plan of Merger between Asia Properties, Inc, a Nevada corporation and the Company dated July 14, 2000.

For the purpose of giving this opinion we have been shown and have examined the following documents and we have carried out such searches and enquiries as are in our view appropriate in the circumstances.

a.   a copy of the Memorandum and Articles of Association of the Company;

b.   a copy of the Register of Directors of the Company as at February 4, 2000;

c.   a copy of the Register of Members of the Company;

d. a signed copy of an Agreement and Plan of Merger between Asia Properties, Inc, and the Company dated February 4, 2000;

e. a signed copy of an Amendment to the Agreement and Plan of Merger between Asia Properties, Inc and the Company dated July 14, 2000

Page 2 of 3                                                    September 1, 2000



f.   a  copy  of  the  Company's   Registration   Statement  on  Form  F-4  (the
     "Registration Statement");

g. a copy of a Unanimous Resolution in Writing of the Directors of the Company dated February 4, 2000;

h. a copy of a Resolution in Writing of the Sole Shareholder of the Company dated February 4, 2000;

i. a copy of a Consent of Stockholders of Asia Properties, Inc dated February 4, 2000;

j. a copy of a Consent of Directors of Asia Properties, Inc dated July 18, 2000; and

k. a copy of a Certificate of Nicholas St Johnston, a director of Asia Properties, Inc. dated August 25, 2000.

(Collectively sometimes hereinafter referred to as "the Documents". Items d. and e. are sometimes collectively referred to as the "Agreement and Plan of Merger".)

For  the  purpose  of  this  opinion  we  have  assumed:

     (a) the genuineness of all signatures and seals, the conformity to originals of all documents purporting to be copies of originals and the authenticity of the originals of such documents;

     (b) the due compliance with all matters (including, without limitation, the obtaining of necessary consents, licences and approvals, and the making of necessary filings and registrations) required under any laws other than the laws of the BVI and compliance with the provisions of such laws as are applicable to each of the Documents and the parties thereto and the legality, validity and enforceability of each of the Documents under such laws;

     (c) that such of the Documents as contain resolutions of directors or shareholders or extracts from the minutes of meetings of the directors or shareholders accurately represent proceedings of meetings (or validly obtained consents) of the directors or shareholders of which adequate notice was either given or waived, and any necessary quorum present throughout;

     (c) the accuracy and completeness of all factual representations (if any) made in any of the Documents;

     (d) that there is no provision of the law of any jurisdiction, other than the BVI, which would have any implication in relation to the opinions expressed herein; and

     (e) that there has been no change in the records or status of the Company since the time of our search at the office of the Registrar of Companies of the BVI.

We have made no investigation of and expressed no opinion in relation to the laws of any country or territory other than the BVI. This opinion is limited to and is given on the basis of the current law and practice in the BVI and is to be construed in accordance with, and is governed by, the laws of the BVI.

Based upon and subject to the foregoing, we are of the opinion that as at the date hereof:

Page 3 of 3                                                    September 1, 2000


1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the BVI.

2. That upon the merger and consolidation of Asia Properties, Inc and the Company becoming effective in the BVI, the shares in the Company to be issued pursuant to the Agreement and Plan of Merger will be duly and validly issued, fully paid and non-assessable.

2. The statement set forth in the Registration Statement under the heading "British Virgin Islands Taxation" constitutes a description of the laws and regulations of the BVI and is correct in all material respects.

We consent to the filing of this opinion as an exhibit to the Company's Registration Statement.


Yours  faithfully,
O'NEAL  WEBSTER  O'NEAL
MYERS  FLETCHER  &  GORDON




Elizabeth  Chin  Aleong